Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 400 Berwyn Park, 899 Cassatt Road Berwyn, PA 19312-1183 troutman.com

November 7, 2022

Amicus Therapeutics, Inc.

3675 Market Street

Philadelphia, PA 19104

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to (i) the Registration Statement on Form S-3 (Registration No. 333-262987) (as amended from time to time, the “Registration Statement”) filed by Amicus Therapeutics, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) on February 24, 2022, under the Securities Act of 1933, as amended (the “Securities Act”), and which became automatically effective upon the filing thereof, for the registration of, among other things, an indeterminate number of shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), which may be issued as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”) and (ii) the prospectus supplement, dated November 7, 2022 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), relating to the offering by the Company of up to $250,000,000 of shares of Common Stock (the “Shares”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate offering price, as set forth in the Registration Statement and the Prospectus.

We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus pursuant to an Equity Distribution Agreement, dated November 7, 2022, between the Company and Goldman Sachs & Co. LLC, as Agent (the “Distribution Agreement”), which has been incorporated by reference into the Registration Statement.

We have acted as Company counsel in connection with the preparation of the Registration Statement and Prospectus, as well as with the issue and sale by the Company of the Shares pursuant to the Distribution Agreement. We are familiar with the proceedings taken by the Board of Directors of the Company (the “Board of Directors”) in connection with the registration of the Shares, the authorization of the execution and delivery of the Distribution Agreement and the authorization, sale and issuance of the Shares. We have examined all such documents that we considered necessary to enable us to render this opinion, including but not limited to the Registration Statement, the Prospectus, the Distribution Agreement, the Company’s Restated Certificate of Incorporation, as amended, and the Company’s Restated Bylaws, as amended, in effect on the date hereof, certain resolutions of the Board of Directors, corporate records, and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination, we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Amicus Therapeutics, Inc.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that, as of the date hereof, when the Shares have been (i) sold pursuant to the Distribution Agreement and duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and (ii) issued by the Company against payment therefor for an aggregate offering price that does not exceed $250,000,000, (a) the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and (b) when issued and delivered by the Company against payment therefor as set forth in the Prospectus, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm in the Prospectus Supplement under the caption “Legal Matters”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP